EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-128691 of Franklin Resources, Inc. on Form S-8 of our report dated March 23, 2010, appearing in this Annual Report on Form 11-K of the Franklin Templeton Profit Sharing 401(k) Plan for the year ended September 30, 2009.

/s/ Perry-Smith LLP

Sacramento, California

March 23, 2010